SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                               Cell Genesys, Inc.
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                            [Cell Genesys, Inc. Logo]

                                  CELL GENESYS

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ----------------

                                  TO BE HELD ON
                                  June 8, 2000

TO THE STOCKHOLDERS:

         Notice is hereby given that the Annual Meeting of Stockholders of Cell Genesys, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 8, 2000 at 10:00 a.m., local time, at the Company's offices at 342 Lakeside Drive, Foster City, California, for the following purposes:

         1. To elect directors to serve until the next annual meeting of stockholders or until their successors are elected.

         2. To approve an amendment to the Company's 1998 Incentive Stock Plan to increase the number of shares of common stock reserved for future issuance by 1,500,000 shares.

         3. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of common stock reserved for future issuance by 150,000 shares.

         4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         These items of business are more fully described in the Proxy Statement accompanying this notice.

         Only stockholders of record at the close of business on April 12, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.


                                        Sincerely,


                                        Matthew J. Pfeffer
                                        Assistant Secretary


Foster City, California
April 28, 2000


--------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                               CELL GENESYS, INC.
                               342 Lakeside Drive
                              Foster City, CA 94404

                                ----------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING


General

         The enclosed proxy is solicited on behalf of the board of directors of Cell Genesys, Inc., a Delaware Corporation, ("Cell Genesys" or the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, June 8, 2000 at 10:00 a.m., local time, or at any adjournment of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at the Company's offices at 342 Lakeside Drive, Foster City, California 94404. The Company's telephone number is (650) 425-4400.

         These proxy solicitation materials were mailed on or about April 28, 2000, together with the Company's 1999 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

Record Date

         Stockholders of record at the close of business on April 12, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 33,668,366 shares of the Company's common stock were issued and outstanding.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or time or by attending the meeting and voting in person.

Voting and Solicitation

         Every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more candidates than the number of directors to be elected. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters, each share has one vote.

         The cost of soliciting proxies will be borne by the Company. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter.

Quorum; Abstentions; Broker Non-Votes

         A quorum is required for the transaction of business during the annual meeting. A quorum is present when a majority of shareholder votes are present in person or by proxy. Shares that are voted "FOR", "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares cast by the common stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter (the "Votes Cast").

         The Company will count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Abstentions will have the same effect as a vote against the proposal.

         Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder Proposals

         The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the 2000 annual meeting. Proposals for the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than December 30, 2000 in order to be considered for inclusion in the proxy statement and form of proxy relating to the Company's 2001 meeting.

         If a shareholder intends to submit a proposal at the 2001 annual meeting that is not eligible for inclusion in the proxy statement and proxy, the stockholder must do so no later than March 14, 2001. If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when the proposal is raised at the 2001 annual meeting.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees

         Six directors are to be elected at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present board of directors to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting (if applicable) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Joseph E. Maroun will not seek election for the upcoming term of office. Mr. Maroun has been a director of Cell Genesys since 1995 and we thank him for his service during the past five years.

         The Company is not presently aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

         The names of the nominees and certain information about them as of the Record Date are listed below.



                                                                       Director
Names of Nominees          Age         Principal Occupation             Since
-----------------          ---         --------------------             -----
Stephen A. Sherwin, M.D. . 51   Chairman of the Board, President         1990
                                and Chief Executive Officer of
                                the Company

David W. Carter .......... 61   Chairman of the Board of Xenogen         1997
                                Corporation

James M. Gower ........... 52   Chairman of the Board and Chief          1996
                                Executive Officer of Rigel, Inc.

John T. Potts, Jr., M.D. . 68   Director of Research,                    1997
                                Massachusetts General Hospital

Eugene L. Step ........... 71   Retired Executive Vice President,        1993
                                President -- Pharmaceutical
                                Division, Eli Lilly & Co.

Inder M. Verma, Ph.D. .... 52   Professor of Molecular Biology           1997
                                and Virology, The Salk Institute

         Dr. Sherwin has served as president, chief executive officer and a director of the Company since March 1990. In March 1994, Dr. Sherwin was elected to the additional position of chairman of the Company's board of directors. From 1983 to 1990, Dr. Sherwin held various positions at Genentech, Inc., a biotechnology company, most recently as vice president of clinical research. Prior to 1983, Dr. Sherwin held various positions on the staff of the National Cancer Institute. Dr. Sherwin is a director of Abgenix, Inc., Neurocrine Biosciences, Inc., Rigel, Inc. and Calyx Therapeutics, Inc. Dr. Sherwin holds a B.A. from Yale University in biology and an M.D. from Harvard Medical School.

         Mr. Carter has served as a director of Cell Genesys since May 1997. Mr. Carter has served as chairman of the board of directors of Xenogen Corporation since November 1997. Previously, Mr. Carter served as president, chief executive officer and chairman of the board of directors of Somatix Therapy Corporation. Prior to 1991, he was president and chief operating officer of Northfield Laboratories. Mr. Carter also serves as a director of Immunogen, Inc. Mr. Carter received a B.A. and an M.B.A. from Indiana University.

         Mr. Gower has served as a director of Cell Genesys since July 1996. In 1996, Mr. Gower became chairman and chief executive officer of Rigel, Inc. From 1992 to 1996, Mr. Gower served as president and chief executive officer of Tularik, Inc. From 1981 to 1990, he was with Genentech, Inc., most recently as senior vice president responsible for sales, marketing, business development and product planning. From 1972 to 1981, Mr. Gower served in a variety of positions in sales and marketing at American Hospital Supply Corporation, most recently as vice president of marketing. Mr. Gower received a B.S. degree in operations research and an M.B.A. from the University of Tennessee.

         Dr. Potts has served as a director of Cell Genesys since May 1997. Previously, Dr. Potts had served as a director of Somatix Therapy Corporation since March 1995. His career spans 40 years of distinguished service in science and medicine. He earned his M.D. in 1957 from the University of Pennsylvania, then trained at Massachusetts General Hospital and National Heart Institute. At the National Institutes of Health, he became head of the section on polypeptide hormones prior to becoming chief of endocrinology at Massachusetts General Hospital in 1968. Dr. Potts served as physician-in-chief at Massachusetts General Hospital and Jackson Professor of Clinical Medicine at Harvard Medical School from 1981 to 1996. In September 1996, Dr. Potts moved from the post of physician-in-chief to director of research at Massachusetts General Hospital and Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School.

         Mr. Step was appointed a director of Cell Genesys in March 1993. From 1973 to 1992, Mr. Step served in various positions in senior management of Eli Lilly and Company, most recently as executive vice president, president of the pharmaceutical division and a member of the board of directors and its executive committee. Mr. Step is a past chairman of the board of the Pharmaceutical Manufacturers Association and a past president of the International Federation of Pharmaceutical Manufacturers Association. Mr. Step is also a director of Scios, Inc., Medco, Inc., Guidant Corporation, Pathogenesis Corporation and DBT Online Inc. Mr. Step holds a B.A. degree in economics from the University of Nebraska and an M.S. in finance and accounting from the University of Illinois.

         Dr. Verma has served as a director of Cell Genesys since May 1997. Previously, Dr. Verma had served as a director of Somatix Therapy Corporation since June 1996. Dr. Verma is co-director of the laboratory of genetics, The Salk Institute. He joined The Salk Institute in 1974. In 1995, the National Institutes of Health selected Dr. Verma to chair a committee reviewing the scope and advancement of gene therapy. Currently, Dr. Verma is also an adjunct professor, department of biology, at the University of California, San Diego and has been a member of the faculty since 1979. Dr. Verma is also a member of the National Academy of Sciences and the Institute of Medicine.

         There are no family relationships between directors or executive officers of the Company.

Required Vote

         The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

Board Meetings and Committees

         The board of directors of the Company held a total of fifteen meetings during the fiscal year ended December 31, 1999. Each director attended at least seventy-five percent of the meetings of the board of directors and each committee on which he served during 1999.

         The board of directors has an audit committee and a compensation committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

         The audit committee of the board of directors met three times during fiscal year 1999 and consisted of Dr. Potts and Mr. Step. During 2000, Messrs. Carter and Gower joined the audit committee while Dr. Potts left the audit committee to join the compensation committee. The audit committee recommends engagement of the Company's independent auditors and is primarily responsible for reviewing and approving the scope of the audit and other services performed by the Company's independent auditors. The audit committee is also responsible for the Company's financial reporting, accounting principles and its systems of internal accounting controls.

         The compensation committee of the board of directors, which consisted of directors Gower and Step, met five times during fiscal year 1999. During 2000, Dr. Potts joined the compensation committee, while Mr. Gower left the compensation committee to join the audit committee. The compensation committee reviews and approves the Company's compensation policies as well as the compensation of, and grant of stock options to, the executive officers.

Compensation Committee Interlocks and Insider Participation

         The Company's compensation committee was composed of directors Gower and Step during 1999 and will be composed of directors Potts and Step during 2000, none of whom is or has been an officer or employee of the Company. The compensation committee makes recommendations to the board of directors concerning salaries and incentive compensation for officers of the Company. Dr. Sherwin, chairman of the board and chief executive officer of the Company, is not a member of the compensation committee and cannot vote on matters decided by the Committee. He participates in compensation committee discussions regarding salaries and incentive compensation for all employees of and consultants to the Company, except that Dr. Sherwin is excluded from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between the Company's board of directors or compensation committee and the board of directors or compensation committee of any other party, nor has such relationship existed in the past.


                                  PROPOSAL TWO

              APPROVAL OF AN AMENDMENT TO 1998 INCENTIVE STOCK PLAN

General

         The 1998 Incentive Stock Plan (the "Incentive Plan") was adopted by the board of directors and initially approved by the stockholders in June, 1998. The Incentive Plan will terminate by its own terms in 2008.

         Options granted under the Incentive Plan may be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory options. In addition, the Incentive Plan provides for the grant of stock purchase rights. All such options and purchase rights are collectively referred to below as "Rights". The Incentive Plan is not a qualified deferred compensation plan under Code Section 401(a) and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Proposal

         In April, 2000, the board of directors approved an amendment to the Incentive Plan to increase the number of shares reserved for future issuance by 1,500,000 shares. The stockholders are being requested to approve this amendment to the Incentive Plan.

         As of March 31, 2000, options to purchase 71,188 shares had been exercised, options to purchase 1,443,107 shares were outstanding with a weighted average exercise price of $7.085, and options to purchase 245,705 shares remained available for future grant under the Incentive Plan. The closing market price of the Company's common stock on March 31, 2000 was $21.313.


                          SUMMARY OF THE INCENTIVE PLAN

     Purposes of the Plan

         The purposes of the Incentive Plan are to attract and retain the best available personnel, to provide additional long-term incentives to employees and directors of the Company and to promote the success of the Company's business.

     Administration; Limits on Grants

         The Incentive Plan is administered by the board of directors or by a compensation committee appointed by the board of directors and consisting of at least two members of the board (in either case, the "Administrator"). The compensation committee approves the grant of stock options to the Company's executive officers. The board has sole discretion to interpret any provision of the Incentive Plan.

         The federal tax code places limits on the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 250,000 shares of common stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional 250,000 shares of common stock.

         In addition to the foregoing limitation on discretion for certain Rights, there is a limit on the aggregate market value of shares subject to all incentive stock options held by an optionee which may vest during any calendar year. See "Tax Information -- Incentive Stock Options" below.

     Eligibility

         The Incentive Plan provides that Rights may be granted to the Company's employees, directors, and consultants, and to employees of and consultants to the Company's majority-owned subsidiaries. Only employees may be granted "incentive stock options" as defined in Section 422 of the Code. The Administrator selects the optionees and determines the number of shares to be subject to each option.

     Terms of Options

         Each option granted under the Incentive Plan is evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

                  (a) Duration and Termination of Options. Options granted under the Incentive Plan have a maximum term of ten years from the date of grant. An option granted to a person who, immediately before the grant of such option, owns more than ten percent of the voting power or value of all classes of stock of the Company may not have a term of more than five years. No option may be exercised after the expiration of its term.

                  (b) Exercise of the Option. The Administrator determines on the date of grant of each option when the option will be exercisable. Options granted to employees and directors generally become exercisable ("vest") over four years.

                           An  option   granted  under  the  Incentive  Plan  is
                  exercised by giving written notice of exercise to the Company, specifying the number of shares of common stock to be purchased and tendering payment of the purchase price to the Company. Payment for shares issued upon exercise of an option may, depending on the terms of the option agreement, consist of cash, check, promissory notes, surrender of shares of common stock owned by the optionee or such other consideration as determined by the Administrator.

                  (c) Exercise Price. The exercise price of options granted under the Incentive Plan is determined by the board of directors. The exercise price of incentive stock options may not be less than 100 percent of the fair market value of the common stock on the date of grant. However, the exercise price of incentive stock options granted to a person who owns more then ten percent of the voting power or value of all classes of stock of the Company must not be less than 110 percent of the fair market value on the date of grant. The common stock is currently traded on the Nasdaq National Market. While the Company's stock is traded on the Nasdaq National Market, the fair market value is the reported closing price.

                  (d) Termination of Service. Except as described below, if an optionee's employment by or services to the Company terminate for any reason, the option is exercisable within a period of time determined by the board of directors or its compensation committee to the extent vested on the date of termination. For terminations other than as a result of disability, the time period is generally 3 months. However, the time period cannot extend beyond the expiration date of the option.

                  (e) Nontransferability of Options. An option is generally not transferable by the optionee, other than by will or the laws of descent and distribution. During the optionee's lifetime, only the optionee may exercise the option.

     Stock Purchase Rights

         In the case of stock purchase rights, unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     Changes in Capitalization

         In the event of changes in the common stock by reason of stock dividends, split-ups or combinations of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations, or liquidations, the board or its compensation committee will adjust the exercise price and the number and class of shares subject to each option or stock purchase right as the board or its compensation committee deems appropriate. Such adjustment is final and conclusive.

         In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

         In connection with any merger or sale of assets of the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

     Amendment and Termination

         The board may at any time amend or terminate the Incentive Plan without approval of the stockholders. The Company currently intends to obtain stockholder approval of any amendment to the Incentive Plan to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), with Section 422 of the Code, or with any other applicable law or regulation, including requirements of the Nasdaq Stock Market. Any amendment or termination of the Incentive Plan is subject to the rights of optionees under agreements entered into prior to such amendment or termination.

     Tax Information

         The following is a brief summary of the federal income tax consequences of transactions under the Incentive Plan based on federal securities and income tax laws in effect March 1, 2000. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

         Options granted under the Incentive Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

         Incentive Stock Options. No taxable income is recognized by the optionee upon grant or exercise of an incentive stock option (unless the alternative minimum tax rules apply). If common stock is issued to an optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant and within one year after the date of exercise by the optionee, then (i) upon the resale of such shares, any amount realized in excess of the option exercise price will be treated as long-term capital gain and any loss sustained will be long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an incentive stock option may result in alternative minimum tax liability to the optionee.

         If common stock acquired upon the exercise of an incentive stock option is disposed of before the expiration of either holding period described above, generally (i) the optionee will recognize income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and (ii) the Company is entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

         Nonstatutory Stock Options. Generally, with respect to nonstatutory stock options, (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as a capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a nonstatutory stock option will constitute wages for which withholding will be required.

     Stock Purchase Rights

         Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of
Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

         The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing, (i.e, within thirty days of the purchase), an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

     Participation in the Incentive Plan

         The following table shows the number of options granted to the named groups under the Incentive Plan during the year ended December 31, 1999.


                                  PLAN BENEFITS
                            1998 Incentive Stock Plan


                                                                    Number of
Name and Position (1)                                              Options (2)
---------------------                                              -----------
Executive Officers as a Group ................................       639,000
Non-Executive Director Group .................................          --
Non-Executive Officer Employee Group .........................       641,250

------------
(1) The table of option grants under Executive Compensation -- Option Grants in Last Fiscal Year appearing later in this proxy statement provides information with respect to the grant of options to the Company's Chief Executive Officer and the other Named Officers during the last fiscal year.

(2) All options are granted at no less than fair market value on the date of grant.


Required Vote

         The affirmative vote of the holders of a majority of the shares of the Company's common stock voting in person or by proxy on this proposal at the annual meeting is required to approve the amendment to the 1998 Incentive Stock Plan.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
           APPROVAL OF THE AMENDMENT TO THE 1998 INCENTIVE STOCK PLAN.


                                 PROPOSAL THREE

            APPROVAL OF AN AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

General

         The 1992 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") was adopted by the board of directors and initially approved by the stockholders in March 1992. The Employee Stock Purchase Plan permits employees to purchase the Company's common stock at a discounted price through accumulated payroll deductions.

Proposal

         In April 2000, the board of directors approved an amendment to the Employee Stock Purchase Plan to increase the number of shares reserved for future issuance by 150,000 shares. The stockholders are being requested to approve this amendment to the Employee Stock Purchase Plan.

         As of March 31, 2000, 432,813 shares had been purchased under the Employee Stock Purchase Plan, and 67,187 shares remain available for future purchase.


                     SUMMARY OF EMPLOYEE STOCK PURCHASE PLAN

     Purpose of the Plan

         The Employee Stock Purchase Plan is designed to encourage and assist all employees of the Company to acquire an equity interest in the Company through the purchase of common stock. It is also intended to provide to United States employees participating in the plan the tax benefits available under
Section 421 of the Code.

     Administration

         The Purchase Plan may be administered by the board or a committee appointed by the board. All questions of interpretation or application of the Purchase Plan are determined by the board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility

         Each employee of the Company (including officers) who regularly works at least 20 hours per week and more than five (5) months in any calendar year and has been continuously employed for at least three (3) consecutive months prior to an Offering Period, is eligible to participate in the Purchase Plan if so employed on the first day of an Offering Period; provided, however, that certain limitations imposed by Section 423(b) of the Code and limitations on stock ownership as set forth in the Purchase Plan may apply. Eligible employees become participants in the Purchase Plan by filing with the Company a subscription agreement authorizing payroll deductions prior to the first day of each Offering Period unless a different time for filing the subscription agreement has been set by the board.

     Participation in an Offering

         The Purchase Plan has consecutive and overlapping twenty four-month offering periods that begin every six months (the "Offering Periods") on February 1 and August 1 of each year. Each twenty four-month Offering Period includes four six-month purchase periods (each a "Purchase Period"), during which payroll deductions are accumulated and, at the end of which, shares of common stock are purchased with a participant's accumulated payroll deductions. The board has the power to change the duration of future Offering Periods. To participate in the Purchase Plan, an eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed ten percent of a participant's compensation during the Offering Period. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted an option to purchase shares of the Company's common stock. The option expires at the end of the Offering Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period.

     Purchase Price, Shares Purchased

         Shares of common stock may be purchased under the Purchase Plan at a Purchase Price not less than 85 percent of the lesser of the fair market value of the common stock on (i) the first day of the Offering Period or (ii) the last day of the Purchase Period. The Fair Market Value of the common stock on any relevant date will be the closing price per share as reported on the Nasdaq National Market (or the mean of the closing bid and asked prices, if no sales were reported) as quoted on such exchange or reported in The Wall Street Journal. The number of shares of common stock a participant purchases in each Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation prior to the last day of the Purchase Period by the Purchase Price.

     Termination of Employment

         Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Company for at least 20 hours per week, cancels his or her option and participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

     Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

     Changes in Capitalization

         Subject to any required action by the stockholders of the Company, the number of shares reserved under the Purchase Plan as well as the price per share of common stock covered by each option under the Purchase Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an option.

     Dissolution or Liquidation

         In the event of the proposed dissolution or liquidation of the Company, any Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the board.

     Merger or Asset Sale

         In the event of any merger or sale of assets of the Company, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the board shall shorten any Purchase Periods and Offering Periods then in progress by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods shall end on the New Exercise Date. The New Exercise Date shall be prior to the merger, consolidation or asset sale. If the board shortens any Purchase Periods and Offering Periods then in progress, the board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date has been changed to the New Exercise Date and that the option will be exercised automatically on the New Exercise Date, unless the participant has already withdrawn from the Offering Period.

     Amendment and Termination of the Plan

         The board of directors may at any time terminate or amend the Purchase Plan. An Offering Period may be terminated by the board of directors at the end of any Purchase Period if the board determines that termination of the Purchase Plan is in the best interests of the Company and its stockholders. Generally, no such termination can affect options previously granted. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held meeting of stockholders, if such amendment would require stockholder approval in order to comply with Section 423 of the Code. The Purchase Plan will terminate in 2002.

     Withdrawal

         Generally, a participant may withdraw from an Offering Period at any time by written notice without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular Offering Period, that participant may not participate again in the same Offering Period. To participate in a subsequent Offering Period, the participant must deliver to the Company a new subscription agreement.

     Federal Tax Information for Purchase Plan

         The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two
(2) years from the first day of the Offering Period and one (1) year from the date of purchase, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15 percent of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be a long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

         The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

     Participation in the Employee Stock Purchase Plan

         The following table shows the "Dollar Value" and number of shares applicable to the named individuals and groups under the 1992 Employee Stock Purchase Plan during the year ended December 31, 1999 and the purchase period ending January 31, 2000. The "Dollar Value" is the difference between the fair market value of the common stock on the dates of purchase and the participant's purchase price.


                                                            PLAN BENEFIT
                                                  1992 Employee Stock Purchase Plan

                                                                                                         Dollar           Number
Name and Position                                                                                       Value ($)      of Shares (#)
-----------------                                                                                       ---------      -------------
Stephen A. Sherwin, M.D ..............................................................................      821               812
     Chairman, President and Chief Executive Officer
Dale G. Ando, M.D ....................................................................................    1,720             1,984
     Vice President, Clinical Research & Regulatory Affairs
David F. Broad, Ph.D .................................................................................      977             1,126
     Vice President, Development & Manufacturing
Bruce A. Hironaka ....................................................................................    4,111             4,074
     Vice President, Corporate Development
Christine McKinley ...................................................................................     --                --
     Vice President, Human Resources
Executive Officers as a Group ........................................................................   10,359            10,729
Non-Executive Director Group (1) .....................................................................     --                --
Non-Executive Officer Employee Group .................................................................   65,752            67,505

------------
(1) Members of the board of directors are ineligible to participate in this Plan, unless they are also employees of the Company.


Required Vote

         The affirmative vote of a majority of the shares of the Company's common stock voting in person or by proxy on this proposal at the annual meeting is required to approve the amendment to the 1992 Employee Stock Purchase Plan.

        THEBOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
         APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                                  PROPOSAL FOUR

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The board of directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. Ernst & Young LLP has audited the Company's financial statements since the year ended December 31, 1989. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Required Vote

         The affirmative vote of the holders of a majority of the shares of the Company's common stock voting in person or by proxy on this proposal at the annual meeting is required to approve the appointment of the independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
            APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.


                                OTHER INFORMATION

Stock Ownership of Principal Stockholders and Management

         The following table sets forth the beneficial ownership of common stock of the Company as of March 31, 2000 by: (a) each person known to the Company who beneficially owns five percent or more of the outstanding shares of its common stock; (b) each director; (c) each of the executive officers named in the Summary Compensation Table below; and (d) all directors and executive officers as a group:




                                                          Shares                 Percentage(%)
Name and Address of Beneficial Owner              Beneficially Owned (1)     Beneficially Owned (2)
-----------------------------------------------   ------------------------   ------------------------
Aventis Pharmaceuticals Inc. (3) ......................  1,900,000                    5.53
     9300 Ward Parkway
     Kansas City, MO 64114
David W. Carter (4) ...................................     22,500                    *
James M. Gower (5) ....................................     51,250                    *
Joseph E. Maroun (6) ..................................     64,700                    *
John T. Potts, Jr., M.D. (7) ..........................     30,000                    *
Stephen A. Sherwin, M.D. (8) ..........................    930,658                    2.72
Eugene L. Step (9) ....................................     83,500                    *
Inder M. Verma, Ph.D. (10) ............................     68,500                    *
Dale G. Ando, M.D. (11) ...............................     94,738
David F. Broad, Ph.D. (12) ............................      7,031                    *
Bruce A. Hironaka (13) ................................     36,608                    *
Christine McKinley (14) ...............................     92,898                    *
All executive officers and directors as a group
     (13 persons) (15) ................................  1,443,883                    4.13

------------
  * Less than 1 percent

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.


                                       12



 (2) Percentage of beneficial ownership is based on 33,586,229 shares of common stock outstanding as of March 31, 2000. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

 (3) Includes 750,000 shares subject to a warrant that is exercisable at $13 per share.

 (4) Consists of 22,500 shares subject to options that are exercisable within 60 days after March 31, 2000.

 (5) Consists of 51,250 shares subject to options that are exercisable within 60 days after March 31, 2000.

 (6) Includes 52,500 shares subject to options that are exercisable within 60 days after March 31, 2000.

 (7) Consists of 30,000 shares subject to options that are exercisable within 60 days after March 31, 2000.

 (8) Includes 625,250 shares subject to options that are exercisable within 60 days after March 31, 2000. Additionally, includes 30,000 shares held in irrevocable trust for Dr. Sherwin's child for which he disclaims beneficial ownership.

 (9) Consists of 83,500 shares subject to options that are exercisable within 60 days after March 31, 2000.

(10) Consists of 30,000 shares subject to options that are exercisable within 60 days after March 31, 2000.

(11) Includes 94,738 shares subject to options that are exercisable within 60 days after March 31, 2000.

(12) Includes 7,031 shares subject to options that are exercisable within 60 days after March 31, 2000.

(13) Consists of 36,608 shares subject to options that are exercisable within 60 days after March 31, 2000.

(14) Consists of 92,898 shares subject to options that are exercisable within 60 days after March 31, 2000.

(15) Includes 1,410,211 shares subject to options that are exercisable within 60 days after March 31, 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of the Company's chief executive officer ("CEO") and each of the four other most highly compensated executive officers (collectively, the "Named Officers") for services in all capacities as officers to the Company during fiscal years 1997, 1998 and 1999.

Summary Compensation Table
                                                                                         Long-Term
                                                                                        Compensation
                                                                                 ----------------------------
                                                  Annual Compensation                    Securities
                                          ------------------------------------           Underlying
Name and Principal Position               Year     Salary($)     Bonus($)(1)           Options(3)(2)
---------------------------------------   ------   -----------   -------------   ----------------------------
Stephen A. Sherwin, M.D. ..............   1999      395,000        170,000             100,000(3)
 Chairman, President and                                                                70,000(4)
 Chief Executive Officer                  1998      378,525        100,000             250,000(5)
                                                                                       250,000(6)
                                          1997      360,500                             60,000
                                                                                       160,000(6)

Dale G. Ando, M.D. ....................   1999      205,000         49,500              22,500(3)
 Vice President,                                                                        22,500(4)
 Clinical Research & Regulatory Affairs   1998      181,000         29,000              22,500
                                                                                       122,500(6)
                                          1997       80,881                            100,000(7)

David F. Broad, Ph.D. .................   1999      188,000         45,000              22,500(3)
 Vice President,                                                                        22,500(4)
 Development & Manufacturing              1998      180,000         29,000              45,000
                                                                                       117,000(6)
                                          1997      168,500                             45,000
                                                                                        57,000(6)

Bruce A. Hironaka .....................   1999      200,000         56,000              30,000(3)
 Vice President,                                                                        25,000(4)
 Corporate Development                    1998      187,500         47,000              45,000
                                                                                       136,575(6)
                                          1997      172,375                             45,000
                                                                                        61,575(6)

Christine McKinley ....................   1999      164,000         46,000              22,500(3)
 Vice President,                                                                        25,000(4)
 Human Resources                          1998      157,000         29,000              45,000
                                                                                       142,700(6)
                                          1997      150,800                             45,000
                                                                                        57,700(6)

------------

(1) These bonuses, which were awarded for and accrued in the year noted, were paid in the subsequent year.

(2) Cell Genesys has no restricted stock awards, stock appreciation rights or long-term incentive plan payouts.

(3) Consists of options granted 2/2/1999, related to performance during 1998.

(4) Consists of options granted 12/9/1999, related to performance during 1999.

(5) Of the options held by Dr. Sherwin, 250,000 were excluded from repricing and were retained at their original option price which is higher than the repriced options discussed in note (6) below.


                                       14



(6) During 1997 and 1998, a majority of employees, including officers, surrendered and cancelled certain previously granted options in exchange for new options at a revised price. See also "Compensation Committee Report on Executive Compensation".

(7) Dr. Ando joined the company as Vice President, Clinical Research on July 15, 1997.


Option Grants in Last Fiscal Year

     The following table sets forth each grant of stock options to the Named Officers in fiscal year 1999:




                                                               Value at Assumed                      Potential Realizable
                                                               Individual Grants                        Annual Rates of
                                                       --------------------------------                   Stock Price
                                                        Percent of Total                                 Appreciation
                                       Number of            Options                                    for Option Term
                                       Securities          Granted to       Exercise                         ($)(3)
                                       Underlying          Employees         Price $     Expiration  ---------------------
Name                               Options Granted(1)    in 1999 (%)(2)    (per share)      Date        5%         10%
--------------------------------- -------------------- ------------------ ------------- ------------ --------- -----------
Stephen A. Sherwin, M.D. ........        100,000(4)           7.8             5.875       02/02/09    369,476     936,324
                                          70,000(5)           5.4             9.500       12/09/09    418,215   1,059,839
Dale G. Ando, M.D. ..............         22,500(4)           1.7             5.875       02/02/09     83,132     210,673
                                          22,500(5)           1.7             9.500       12/09/09    134,426     340,662
David F. Broad, Ph.D. ...........         22,500(4)           1.7             5.875       02/02/09     83,132     210,673
                                          22,500(5)           1.7             9.500       12/09/09    134,426     340,662
Bruce A. Hironka ................         30,000(4)           2.3             5.875       02/02/09    110,843     280,897
                                          25,000(5)           1.9             9.500       12/09/09    149,362     378,514
Christine McKinley ..............         22,500(4)           1.7             5.875       02/02/09     83,132     210,673
                                          25,000(5)           1.9             9.500       12/09/09    149,362     378,514

------------

(1) Options granted under the Incentive Plan have a maximum term of ten years but may be terminated earlier upon termination of employment. Shares vest over a four-year period at the rate of 1/48th per month.

(2) Based on an aggregate of 1,286,250 options granted to employees in 1999.

(3) The potential realizable value is calculated based on the ten-year term of the option and the fair market value of the common stock at the time the option was granted, compounded annually. The five percent and ten percent assumed annualized rates of compound stock price appreciation are provided in compliance with the rules of the SEC and are not meant to represent the Company's estimate or a projection by the Company of future common stock prices.

(4) Consists of options granted 2/2/1999, related to performance during 1998.

(5) Consists of options granted 12/9/1999, related to performance during 1999.

Aggregated  Option  Exercises  in Last  Fiscal  Year and Fiscal  Year End Option
Values

     The following table sets forth certain information concerning option exercises in 1999 and unexercised options held as of December 31, 1999 by the Named Officers.

                                                                     Number of Securities         Value of Unexercised
                                   Shares                           Underlying Unexercised            In-the-money
                                  Acquired                         Options at Dec. 31, 1999     Options at Dec. 31, 1999
                                     on             Value                Exercisable/                 Exercisable/
Name                              Exercise     Realized ($)(1)          Unexercisable             Unexercisable ($)(2)
--------------------------------- ----------   -----------------   --------------------------   --------------------------
Stephen A. Sherwin, M.D. ........     --               --             575,250 / 285,000          4,833,366 / 1,539,518
Dale G. Ando, M.D. ..............     --               --              77,290 /  90,210            661,652 /   633,276
David F. Broad, Ph.D. ...........     --               --              88,876 /  73,124            762,311 /   484,833
Bruce A. Hironaka ...............   5,000           46,563            105,324 /  81,251            901,930 /   532,159
Christine McKinley ..............     --               --             114,576 /  75,624            985,593 /   493,115

------------
(1) Fair market of the underlying securities minus the aggregate exercise price of the option.

(2) Fair market value of the underlying securities at December 31, 1999 less the exercise price, based on a closing stock price of $12.813.


Compensation of Directors

     Beginning July 1, 1995, non-employee directors became eligible to receive for their services as directors of the Company a $15,000 annual retainer and $1,000 fee for each board meeting attended as well as reimbursement of expenses incurred in attending board meetings. In addition, the Company has traditionally granted 30,000 shares of common stock, vesting ratably over 48 months, to each non-employee director (currently six persons) every four years on the day following the annual meeting of stockholders beginning with the 1995 annual meeting. The exercise price of all options granted is the fair market value at the time of grant. In addition, Dr. Potts and Dr. Verma also serve on the Company's Scientific Advisory Board. The Company provides a stock option grant of 10,000 shares, vesting ratably over 48 months, to each non-employee member of the Scientific Advisory Board.

Employment Contracts and Change of Control Agreements

     Since the time of his initial employment in March 1990, the Company has agreed to maintain Dr. Sherwin's salary for twelve months after termination of his employment with the Company, unless the Company terminates Dr. Sherwin for cause or he terminates his employment voluntarily.

     The Company has implemented change in control agreements for certain executive officers. Under these agreements, the Company has agreed to provide:
Dale G. Ando, M.D., David F. Broad, Ph.D., Bruce A. Hironaka, Christine McKinley, Matthew J. Pfeffer and Joseph J. Vallner, Ph.D. with severance payments in an aggregate amount equal to twelve months salary plus bonus and certain employee benefits, following a change in control of the Company and termination without cause by the company or upon constructive termination. Also under a similar change of control agreement, the Company has agreed to provide Dr. Sherwin with severance payments in an aggregate amount equal to two years salary plus bonus and certain employee benefits. Included in Dr. Sherwin's change in control agreement is a provision for payments by the Company of certain taxes that may be incurred as a consequence of the agreement. Dr. Sherwin's change of control agreement, when applicable, will supersede his employment contract.

                              CERTAIN TRANSACTIONS

     In September 1996, while a director of Somatix Therapy Corporation, Dr. Verma received a $400,000 loan from Somatix, secured by his shares of Somatix common stock. Cell Genesys assumed Dr. Verma's loan following its acquisition of Somatix. Dr. Verma's shares of common stock in Cell Genesys now secure the loan. The loan bears interest at 8.5 percent per annum and is due and payable in full on September 1, 2001. As of December 31, 1999, the outstanding balance of the loan was $300,000.

     The  Company  retains  certain   directors  under   scientific   consulting
agreements. During 1999, Dr. Verma earned $100,000 of which $25,500 was applied to the payment of interest on his loan from the Company, described above.



            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions regarding compensation of the Company's executive officers are made by the Cell Genesys compensation committee of the board of directors. During 1999, the compensation committee was comprised of two non-employee directors, Messrs. Gower and Step. The compensation committee is responsible for setting compensation policy and determining the annual compensation of the executive officers of Cell Genesys, including base salaries, bonuses, if any, and stock options. Cell Genesys' executive pay programs are designed to attract and retain executives who will contribute to Cell Genesys' long-term success, to reward executives for achieving both short- and long-term goals of Cell Genesys, to link executive and stockholder interests through equity-based compensation plans, and to provide a compensation package that recognizes both individual contributions and company performance. A substantial portion of each executive's total compensation is intended to be variable and to relate to, and be contingent upon, performance. The compensation committee evaluates the performance and determines the compensation of the chief executive officer and other executive officers of Cell Genesys annually, based upon individual performance and the achievement of corporate goals.


General Compensation Policy

     Cell Genesys' executive compensation programs seek to accomplish several major goals:

   * To recruit and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in companies in the biotechnology industry of comparable size and at a comparable stage of development.

   * To motivate executives to achieve important business and performance objectives and to reward them when such objectives are met; and

   * To align the interests of executive officers with the long-term interests of stockholders through participation in the Company's stock option plan.

     The achievement of these goals is based on a mix of compensation elements, as described below:


Base Salary

     Base salaries for all employees, including executive officers, are determined based on an established job grade and salary matrix that is designed to provide a base salary that is competitive with comparable companies. In monitoring the job grade and salary matrix, the compensation committee compares compensation information derived from surveys including compensation levels for companies of similar size and stage of development. Included in the survey are some of the companies included in the Nasdaq Pharmaceutical Index, with the primary focus on biotechnology companies at a similar stage in the San Francisco Bay Area which may compete for the same pool of employees. The assessment confirmed that Cell Genesys' base compensation was comparable to the industry averages.

     Adjustments to each individual's base salary, including executive officers, are made in connection with annual performance reviews. The amounts of such increases are calculated using merit increase guidelines based on the employee's position within the relevant compensation range and the results of their performance review. The recommended percentage increases are adjusted annually to reflect the compensation committee's assessment of appropriate salary adjustments given the results of competitive surveys and general economic conditions.


Performance Based Incentive Plan

     Officers and certain other employees may earn an annual bonus, set as a percentage of base salary, based on the achievement of individual objectives and corporate goals. Corporate goals are established at the start of each year in conjunction with the compensation committee and the full board of directors. Awards made to executive officers are based upon the achievement of corporate goals as well as the department goals of the individual officers. These goals may include progress made in preclinical programs and clinical trials, strategic alliances, financing activities and the financial results of Cell Genesys. Cell Genesys' compensation policy with respect to annual bonus was also compared to relevant market data and found to be comparable to industry averages. From time to time the compensation committee may elect to defer an annual cash bonus and employ increased stock based compensation in order to conserve the Company's financial resources and retain key employees and align the interests of the employees with those of the stockholders.


Stock-Based Incentive Compensation

     Stock options enable Cell Genesys to provide long-term incentives to its employees, which align the interests of all employees, including the executive officers, with those of the stockholders. Options are exercisable in the future at the fair market value at the time of grant, so that an option holder is rewarded only by the appreciation in price of the Cell Genesys common stock. Stock options are granted upon commencement of employment and generally have a four-year vesting period and expire ten years after the date of grant. Periodic grants of stock options are generally made annually to all eligible employees based on performance, with additional grants made to certain employees following a significant change in job responsibility, scope or title. Guidelines for the number of options granted to each eligible employee are determined by the compensation committee based on several factors, including a valuation analysis reflecting market-based compensation, salary grade and the performance of each participant. The size of the resulting grants developed under this procedure are targeted to be at or above competitive levels as a reflection of both providing an incentive for favorable performance of Cell Genesys, as well as the risk attached to the future growth of the biotechnology industry.


CEO Compensation

     Dr. Sherwin's compensation for fiscal 1999 is consistent with the compensation policy of Cell Genesys described above and the compensation committee's evaluation of his overall leadership and management of the company for the year. During 1999, Cell Genesys made significant progress in both product development and business activities. Under Dr. Sherwin's leadership, the Company completed initial studies of its lead programs, GVAX(R) cancer vaccine for prostate cancer and lung cancer and reported positive results for preclinical studies of gene therapies for hemophilia and other indications. The completion of the GVAX(R) clinical trials with encouraging results led to the initiation of new multicenter trials in both indications and also triggered the payment of significant financial milestones under our worldwide collaboration with the pharmaceutical division of Japan Tobacco. As a result of these and other financial payments, Cell Genesys recorded its fourth consecutive year of revenue growth in 1999, and ended the year with over $50 million in cash and short term investments. Additionally, in early 2000 through participation in a secondary stock offering of its former subsidiary, Abgenix, Cell Genesys was able to raise an additional $194 million in net cash with no dilution to existing shareholders. These substantial financial resources position Cell Genesys to execute on its existing programs and take advantage of other opportunities which may arise, including the potential acquisition of new products and technologies.

     Cell Genesys ended 1999 financially strong and well positioned in its field. Throughout the past year, Dr. Sherwin has continued to ensure that Cell Genesys' assets are utilized effectively and to their best advantage while continuing to optimally manage Cell Genesys' financial resources. Dr. Sherwin's compensation during 1999 reflects his leadership and management and the achievements of Cell Genesys during the past year.

Compliance with Internal Revenue Code Section 162(m)

     As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company may not take a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation became effective for each year beginning after December 31, 1993 and applies to all compensation paid to the covered executive officers which is not considered to be performance-based. Compensation that does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation.

     The cash compensation paid to the Company's executive officers during 1999 did not exceed the $1 million limit per officer, nor is the cash compensation to be paid to the Company's executive officers for 2000 expected to reach that level. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limitation, the compensation committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

     The foregoing report has been submitted by the undersigned in our capacity as members of the compensation committee of the Company's board of directors.


                                        Members of the Compensation Committee
                                        James M. Gower
                                        Eugene L. Step

                             STOCK PERFORMANCE GRAPH


Stockholder Return Comparison
     The graph below compares the cumulative total return on the Company's common stock for fiscal years 1995 to 1999 compared to the CRSP Total Return Index for the Nasdaq National Market (U.S. companies) and the CRSP Total Return Index for the Nasdaq Pharmaceutical Stocks (SIC 283). The stock price performance shown on the graph below is not necessarily indicative of future price performance.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                 Comparison of Cumulative Stockholder Return*

                               [GRAPHIC OMITTED]

* Assumes $100 invested on December 31, 1994 in the Company's common stock and in each index listed above. The total return for the Company's common stock and the indices used assumes the reinvestment of dividends, even though dividends have never been declared on the Company's common stock.


Compliance with Section 16(a) of the Exchange Act
     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the board of directors may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares, which you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope, which has been enclosed.


                                        THE BOARD OF DIRECTORS
                                        Dated: April 28, 2000

                                                                      APPENDIX A


                                  DETACH HERE
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               CELL GENESYS, INC.

                      2000 ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 8, 2000


         The  undersigned   stockholders  of  Cell  Genesys,  Inc.,  a  Delaware
corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2000, and hereby appoints Stephen A. Sherwin, M.D. and Matthew J. Pfeffer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of Cell Genesys, Inc. to be held on June 8, 2000 at 10:00 a.m., local time, at 342 Lakeside Drive, Foster City, CA 94404, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote on the matters set forth on the reverse side.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
-----------                                                          -----------

[X] Please mark
    votes as in
    this example.

1. ELECTION OF DIRECTORS:

   Nominees: (01) David W. Carter; (02) James M. Gower; (03) John T. Potts, Jr., M.D.; (04) Stephen A. Sherwin, M.D.; (05) Eugene L. Step;
   (06) Inder M. Verma, Ph.D.

                         FOR          WITHHELD

                         [ ]             [ ]

[ ] _______________________________________
    For all nominees except as noted above



                                                       FOR    AGAINST    ABSTAIN
2.   Approve an increase in the number of shares
     reserved for issuance in the Company              [ ]      [ ]        [ ]
     Incentive Stock Plan.

3.   Approve an increase in the number of shares
     reserved for issuance in the Company Employee     [ ]      [ ]        [ ]
     Stock Purchase Plan.

4.   Proposal to ratify the appointment of Ernst
     & Young LLP as independent auditors for the       [ ]      [ ]        [ ]
     2000 fiscal year.


                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

Please sign the proxy exactly as your name(s) appear(s) hereon. Joint owners should sign personally. An attorney, administrator, trustee, executor, guardian or other person signing in a representative capacity should indicate the name of the corporation and such officer's capacity.


Signature: __________________________________________ Date: ____________________

Signature: __________________________________________ Date: ____________________